Exhibit 1


                             JOINT FILING AGREEMENT

         This confirms the agreement by and among the undersigned that the Statement on Amendment No. 1 to Schedule 13D (the "Statement"), filed on or about this date with respect to the beneficial ownership by the undersigned of the common shares, no par value, of Mitel Networks Corporation, is being filed on behalf of each of the undersigned.

         Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities and Exchange Act of 1934, as amended, each person on whose behalf the Statement is being filed is individually eligible to use the schedule on which the information is filed, each person on whose behalf the Statement is filed is responsible for the timely filing of such Statement and any amendments thereto and for the completeness and accuracy of the information concerning such person contained therein, and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

         Each of the undersigned agrees that Wesley Clover Corporation shall be authorized to receive notices and communications on behalf of the undersigned relating to the Statement.

         This Agreement may be executed in two or more counterparts, each of which, taken together, shall constitute one and the same instrument.


Dated: May 5, 2006

                                        By:  /s/ Dr. Terence H. Matthews
                                             ----------------------------------
                                             Name:  Dr. Terence H. Matthews

Dated: May 5, 2006

                                        WESLEY CLOVER CORPORATION

                                        By:  /s/ Jose Medeiros
                                             ----------------------------------
                                             Name:  Jose Medeiros
                                             Title: President and Chief
                                                    Operating Officer


Dated: May 5, 2006

                                        CELTIC TECH JET LIMITED

                                        By:  /s/ Jose Medeiros
                                             ----------------------------------
                                             Name:  Jose Medeiros
                                             Title: President